DATED MAY 22 2025
ASA Gold and Precious Metals Limited
__________________________
PROXY STATEMENT
OF

AXEL MERK, SHAREHOLDER
_________________________
PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY
This proxy statement (“Proxy Statement”) and the enclosed WHITE proxy card are being sent by Axel Merk, a shareholder of ASA Gold and Precious Metals Limited (“Fund”), in connection with the solicitation of proxies from other shareholders of the Fund at the upcoming special general meeting of shareholders, including any adjournments or postponements thereof (“Special Meeting”).
Another shareholder, Saba Capital Management, L.P. (“Saba”), has requisitioned the Special Meeting to increase the size of the board of directors of the Fund (“Board”) from 4 to 5 directors and to get an additional nominee that it has chosen elected to the Board to fill the new fifth seat. If Saba is successful at the Special Meeting, Saba-nominated directors would hold 3 of the 5 seats on the Board.
This Proxy Statement is being sent solely in my personal capacity as a shareholder of the Fund. Together with my wife, I hold 317,660 shares of the Fund (1.68% of shares outstanding as of April 3, 2025). I also serve as President of Merk Investments LLC, the Fund’s investment adviser, and as the Fund’s Chief Operating Officer. My position as President of the Fund’s investment adviser may present a conflict of interest because the Fund is the only closed-end fund for which Merk Investments LLC provides investment advice, providing Merk Investments LLC with advisory fees of approximately $2.67 mm in 2024, after voluntary fee waivers. I am paying for this Proxy Statement myself. This solicitation is not being sent out by the Fund or by the Fund’s Board, investment adviser, or officers, or any related party.
I ask shareholders to vote AGAINST increasing the Board from 4 to 5 members and to vote AGAINST the Saba Nominee, because I believe that these actions are not in the best interests of Fund shareholders.
I am requesting your support at the Special Meeting that is scheduled to be held on June 13, 2025 at 11:00 a.m. (Eastern Time) via live webcast.
The Fund is a closed-end management investment company registered under the Bermuda Companies Act of 1981, as amended (“Bermuda Companies Act”), and the Investment Company Act of 1940, as amended.

This Proxy Statement and the enclosed WHITE proxy card are first being furnished to the Fund’s shareholders on or about May 23, 2025.
The Fund’s annual report to shareholders is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s most recent annual report and most recent succeeding semiannual report are also available free of charge, at https://www.asaltd.com/sec-company-filings.

The principal office of the Fund is located c/o Apex Fund Services at Three Canal Plaza, Portland, Maine 04101. You can reach the office of the Fund by telephone by calling 1-800-432-3378.
PROPOSALS
I am seeking your support to vote at the Special Meeting with respect to the following proposals (“Proposals”) and to consider and act upon any other business that may properly come before the Special Meeting.
Proposal	Recommendation

1. Saba’s proposal to increase the size of the Board from 4 to 5 members.	Vote AGAINST
2. Subject to the passing of Proposal 1, Saba’s proposal to appoint Maryann Bruce (“Saba Nominee”) as a director of the Fund with immediate effect.	Vote AGAINST

The Board is currently composed of 4 directors, with the directors standing for election each year. If Proposal 1 is approved at the Special Meeting, the size of the Board would be increased from 4 to 5 members. If the Saba Nominee is elected as a director of the Fund at the Special Meeting, she would serve until the Fund’s 2025 annual general meeting of shareholders, and the Saba Nominee, along with the two current directors nominated by Saba at the 2024 annual general meeting of shareholders of the Fund, would represent a majority of the members of the Board. I am soliciting proxies AGAINST the approval of Proposal 1 to increase the Board from 4 to 5 members and AGAINST Proposal 2 to elect the Saba Nominee as a director of the Fund.
The record date for determining shareholders entitled to notice of and to vote at the Special Meeting (“Record Date”) is May 12, 2025. Shareholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting. As of the close of business on the Record Date, I, along with my wife, may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, 317,660 Common Shares. This Proxy Statement and form of proxy will be available free of charge on the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov.

I am asking you to sign, date and return the WHITE proxy card “AGAINST” the increase of the Board from 4 to 5 members in Proposal 1 and “AGAINST” the election of the Saba Nominee to the Board in Proposal 2. By returning the WHITE proxy card, you are authorizing me to vote on your behalf. If you return the WHITE proxy card and do not indicate how you would like to vote, your vote will be voted “AGAINST” each of the Proposals.

According to the Bye-Laws of the Fund (“Bylaws”), the Proposals will be decided upon by a simple majority of votes cast at the Special Meeting.
This proxy solicitation is being made by Fund shareholder, Axel Merk, to oppose Saba’s proposals and not on behalf of the Fund, the Board, the investment adviser, the Fund’s officers, or any related party.
If you have already voted using Saba’s gold proxy card, you can change your vote by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via internet or by telephone by following the instructions on the WHITE proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the section titled “Questions and Answers About the Proxy Materials and the Special Meeting.”
For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the section titled “Questions and Answers About the Proxy Materials and the Special Meeting.”

I ask you to promptly sign, date and return your WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact Sodali & Co, toll free at 1-888-655-6573 or via email at msfs-meetinginfo@morrowsodali.com.

REASONS FOR THIS PROXY SOLICITATION
I am sending this proxy solicitation because I believe that Saba’s proposals to increase the size of the Board and elect a Saba-selected director to the new seat are not in shareholders’ best interests. Saba has already nominated 2 of the current 4 directors (one of whom is a Saba partner), having reported owning 17.11% of the Fund as of April 7, 2025, and has also nominated 4 directors for the Fund’s 2025 annual general meeting.1

Saba is a known shareholder activist and individuals from Saba have previously spoken about converting the Fund from a gold and precious metals fund into a fixed-income fund, although that is not disclosed in Saba’s proxy materials.2

I fear that voting for Saba’s Proposals could result in shareholders ceding control of the Fund to Saba, thereby triggering a transition to a completely different investment mandate—without fully knowing the implications.

Therefore, I recommend voting AGAINST Proposal 1 to increase the Board from 4 to 5 members, and voting AGAINST Proposal 2 to elect the Saba Nominee.

PROPOSAL 1: BOARD INCREASE
I recommend against increasing the Board from 4 to 5 directors at the Special Meeting. I believe that increasing the size of the Board is essentially handing control of the Fund over to Saba without knowing of their plans for the Fund.
Accordingly, I ask you to vote AGAINST increasing the size of the Board from 4 to 5 members.
I intend to vote my Common Shares against Proposal 1.
Vote Required.
Assuming that a quorum is present, the approval to increase the size of the Board from 4 to 5 members requires the affirmative vote of a majority of the votes cast at the Special Meeting.
Abstentions will have no effect on the vote for Proposal 1.

1 See Saba’s filing on Schedule 13D on September 19, 2024, at https://www.sec.gov/Archives/edgar/data/1230869/000106299324016879/formsc13da.htm.
2 See letter from ASA’s Saba-nominated directors available at https://saveasa.com/fixedincome.

 I ask you to vote AGAINST increasing the Board on the WHITE proxy card.

PROPOSAL 2: DIRECTOR ELECTION
I recommend against the election of the Saba Nominee to serve as a director of the Fund. Given the existing presence of 2 other Saba-nominated directors on the Board in addition to Saba’s nomination of 4 directors for the 2025 annual general meeting, and with no 1) knowledge of Saba’s plans for the Fund, or 2) ability for anyone to evaluate the relationship of the Saba Nominee with Saba, I do not believe it is in shareholders’ best interests to hand over complete control of the Fund to Saba.
Vote Required.

Assuming that a quorum is present, electing a director requires the affirmative vote of a majority of the votes cast at the Special Meeting.
Abstentions will have no effect on the vote for Proposal 2.

I ask you to vote AGAINST electing the Saba Nominee as a director of the Fund on the WHITE proxy card.

I intend to vote my Common Shares against Proposal 2.
I urge you to sign and return the WHITE proxy card. If you have already voted using Saba’s gold proxy card, you may change your vote by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the WHITE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact the proxy solicitor, Sodali & Co, toll free at 1-888-655-6573 or via email at msfs-meetinginfo@morrowsodali.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
Who is entitled to vote?
Holders of Common Shares as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Shareholders who sell their Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).
How do I vote my shares?
Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.
Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee if you choose to vote “AGAINST” each of the Proposals. Please follow the instructions to vote provided on the enclosed WHITE voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE voting instruction form. I urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Sodali & Co at msfs-meetinginfo@morrowsodali.com.
How should I vote on the Proposals?
I recommend that you vote your shares on the WHITE proxy card as follows:
“AGAINST” increasing the size of the board from 4 to 5 members (Proposal 1);
“AGAINST” electing the Saba Nominee as a director of the Board with immediate effect, subject to the passing of Proposal 1 (Proposal 2).
Proposal 2 is subject to and conditioned upon the approval of Proposal 1.
How many shares must be present to hold the Special Meeting?
The holders of one-third (1/3) of Fund’s outstanding Common Shares present by proxy and entitled to vote constitute a quorum at the Special Meeting. Abstentions and “broker non-votes” (i.e., shares held by brokers, banks or other nominees for which (i) instructions have not been received from the beneficial owner or persons entitled to vote and (ii) the broker, bank or nominee does not have discretionary voting power on a particular matter, if any) will be counted for purposes of determining whether a quorum is present, but will be disregarded in determining the “votes cast” on a Proposal. Therefore, abstentions and “broker non-votes” (if any) will have no effect on the vote for either Proposal.
What vote is needed to approve the Proposals?

Proposal 1 – Board Increase. According to the Bylaws, assuming that a quorum is present, increasing the size of the Board from 4 to 5 members requires the affirmative vote of a majority of the votes cast at a general meeting of shareholders. Abstentions and “broker non-votes” will be disregarded in determining the “votes cast” on a proposal. Therefore, abstentions and “broker non-votes” will have no effect on outcome of Proposal 1. A “For” vote for Proposal 1 would be counted towards the required vote standard.
Proposal 2 – Director Election. According to the Bylaws, assuming that a quorum is present, electing a director requires the affirmative vote of a majority of the votes cast at a general meeting of shareholders. Abstentions and “broker non-votes” will be disregarded in determining the “votes cast” on a proposal. Therefore, abstentions and “broker non-votes” will have no effect on outcome of Proposal 2. A “For” vote for Proposal 2 would be counted towards the required vote standard.

PLEASE DO NOT SIGN OR RETURN A GOLD PROXY CARD FROM SABA.
What should I do if I receive a proxy card from Saba?
You may receive proxy solicitation materials from Saba, including a proxy statement and a gold proxy card.
I recommend that you discard any proxy card that may be sent to you by Saba. If you have already voted using Saba’s gold proxy card, you can change your vote by signing, dating and returning the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via internet or by telephone by following the instructions on the WHITE proxy card.  Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”
If you have any questions or require any assistance with voting your shares, please contact the proxy solicitor, Sodali & Co. Shareholders may call toll free at 1-888-655-6573 or via email at msfs-meetinginfo@morrowsodali.com.
Can I change my vote or revoke my proxy?
If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:
•
signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

•	delivering a written revocation to Sodali & Co; or
•	attending the Special Meeting and voting by ballot in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Special Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker, or other nominee that holds your shares. If you have any questions or require any assistance with voting your Common Shares, please contact the proxy solicitor,  Sodali & Co, toll free at 1-888-655-6573 or via email at msfs-meetinginfo@morrowsodali.com.
IF YOU HAVE ALREADY VOTED USING SABA’S GOLD PROXY CARD, I URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to Saba, I request that you also contact Sodali & Co, toll free at 1-888-655-6573, so that I will be aware of all revocations.
Who is making this Proxy Solicitation and who is paying for it?
I am personally paying for the costs of soliciting proxies pursuant to this proxy solicitation. Proxies may be solicited by mail, facsimile, telephone, Internet, in person, or by advertisements. I will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. I will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. I will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. No employees of the Fund will participate in the solicitation of proxies against the Proposals.
I have retained Sodali & Co to provide solicitation and advisory services in connection with this solicitation.  Sodali & Co will be paid a fee of $160,000 based upon the campaign services provided. Sodali & Co will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. It is anticipated that Sodali & Co will employ approximately 20 persons to solicit the Fund’s shareholders as part of this solicitation. Nothing has been paid to Sodali & Co to date. In addition, the related fees for attorneys, accountants, public relations or financial advisers, advertising, printing, transportation, litigation and other costs incidental to the solicitation are estimated to be $240,000.

What is Householding of Proxy Materials?
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual and semi-annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or periodic report addressed to those shareholders.
However, because this is a contested proxy solicitation, banks and brokers with account holders who are shareholders of the Fund will not be householding the proxy materials.

Where can I find additional information concerning the Fund?
Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, I have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Special Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. I take no responsibility for the accuracy or completeness of any information that I expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-21650.
I urge you to carefully consider the information contained in this Proxy Statement and then support my efforts by signing, dating, and returning the enclosed WHITE proxy card today.

AXEL MERK, SHAREHOLDER

MAY 22, 2025

ANNEX I: INFORMATION ON AXEL MERK

Beneficial Ownership and Other Information
This proxy solicitation is being made by Axel Merk, as a shareholder of ASA Gold and Precious Metals Limited. As of the date of this Proxy Statement, I, along with my wife, may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 317,660 Common Shares in the aggregate, representing 1.68% of the outstanding Common Shares. The percentage used herein is based upon 18,911,123 Common Shares outstanding as of April 3, 2025, as disclosed in the Fund’s Annual Report on Form N-CSRS filed with the SEC on February 4, 2025.

Axel Merk also serves as President of Merk Investments LLC, the Fund’s investment adviser, and as the Fund’s Chief Operating Officer. Mr. Merk can be reached at 555 Bryant St #455, Palo Alto, California. Axel Merk (i) has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the last 10 years; (ii) does not directly or indirectly beneficially own any securities of the Fund which are owned of record but not beneficially; (iii) represents that part of the purchase price or market value of the securities of the Fund owned by Axel Merk is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (iv) is not, or within the past year was not, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (v) has no associate, other than his wife, as disclosed above, that owns beneficially, directly or indirectly, any securities of the Fund; (vi) does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (vii) represents that he and no Immediate Family Member of Axel Merk or any of his associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 40 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of a principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (viii) represents that neither he nor any of his associates do not have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (ix) does not have a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting.

Annex I
1

Name	Transaction Date	# of Shares	Description	Security
Axel Merk	12/5/23	2,100	Purchase	Common Shares
Axel Merk	12/6/23	3,600	Purchase	Common Shares
Axel Merk	12/7/23	4,500	Purchase	Common Shares
Axel Merk	12/8/23	6,700	Purchase	Common Shares
Axel Merk	12/11/23	4,450	Purchase	Common Shares
Axel Merk	12/12/23	7,720	Purchase	Common Shares
Axel Merk	12/14/23	24,400	Purchase	Common Shares
Axel Merk	1/2/24	25,549	Purchase	Common Shares
Axel Merk	12/26/24	1,100	Purchase	Common Shares
Axel Merk	12/27/24	23,068	Purchase	Common Shares
Axel Merk	12/31/24	3,366	Purchase	Common Shares
Axel Merk	1/2/25	11,075	Purchase	Common Shares
Axel Merk	1/3/25	30,825	Purchase	Common Shares
Axel Merk	1/6/25	21,400	Purchase	Common Shares
Axel Merk	1/7/25	12,374	Purchase	Common Shares
Axel Merk	1/8/25	700	Purchase	Common Shares
Axel Merk	1/10/25	28,160	Purchase	Common Shares
Axel Merk	1/14/25	29,700	Purchase	Common Shares
Axel Merk	1/16/25	31,248	Purchase	Common Shares

Security Ownership of Management
Security	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Axel Merk	317,660	1.68

IMPORTANT
YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please vote “AGAINST” Proposal 1 to increase the size of the Board from 4 to 5 members and “AGAINST” Proposal 2 to elect the Saba Nominee as a director of the Fund by taking three steps:
•	SIGNING the enclosed WHITE proxy card,
•	DATING the enclosed WHITE proxy card, and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE voting instruction form to be issued representing your shares.
By returning the WHITE proxy card, you are authorizing Axel Merk to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “AGAINST” each of the Proposals.

Annex I
2

If you have previously signed, dated, and returned a gold proxy card to Saba, you can change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Saba by signing, dating, and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to Sodali & Co.
If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact Sodali & Co:
1-888-655-6573

E-mail: msfs-meetinginfo@morrowsodali.com

Annex I
3

ASA

PO Box 211230, Eagan, MN 55121-9984

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy cardin the envelope provided.

VOTE ONLINE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

Please detach at perforation before mailing.

ASA GOLD AND PRECIOUS METALS LIMITED ("ASA")

PROXY FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 13, 2025

THIS PROXY IS SOLICITED ON BEHALF OF AXEL MERK, A SHAREHOLDER OF ASA.

This proxy is being solicited on behalf of Axel Merk, a Shareholder of ASA. The undersigned hereby appoints as proxies, Axel Merk and Taylor Brody, and each of them (with full power of substitution), to represent the undersigned and vote all common shares of the Company that the undersigned may be entitled to vote (as of the record date) at the Special General Meeting of Shareholders to be held on June 13, 2025 at 11:00 am Eastern Time via live webcast, and any adjournment or postponement thereof (the "Meeting"), with all the power the undersigned would have if personally present. Please refer to the Proxy Statement for instructions on how to participate in the Meeting.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "AGAINST" Proposal 1 and "AGAINST" the nominee listed in Proposal 2, with discretionary power to vote upon such other business as may properly come before the Meeting. **WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.**

CONTROL NUMBER ______

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable   Sign in the box above

Date ______

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

AXEL - ASA

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting of Shareholders to be held on June 13, 2025.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/ASAMERK2025

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓ **Please detach at perforation before mailing.** ↓

This proxy is being solicited on behalf of Axel Merk. It will be voted as specified.
Axel Merk recommends that you vote "AGAINST" Proposal 1, and "AGAINST" the nominee listed in Proposal 2:

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

I recommend that you vote "AGAINST" Proposal 1:

	FOR	AGAINST	ABSTAIN
1. To Increase the size of the Board from 4 to 5 members.	☐	☐	☐

I recommend that you vote "AGAINST" Proposal 2:

	FOR	AGAINST	ABSTAIN
2. Subject to the passing of Proposal 1, to appoint Maryann Bruce as a director of the Fund with immediate effect.	☐	☐	☐

AXEL - ASA